                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                NTN CANADA, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/x/ Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                NTN CANADA, INC.
                                 14 Meteor Drive
                               Etobicoke, Ontario
                                 Canada M9W 1A4

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                February 28, 1997

                                                                January 27, 1997

To the Shareholders of NTN Canada, Inc.:

         NOTICE IS HEREBY GIVEN that an Annual Meeting (the "Annual Meeting") of Shareholders of NTN Canada, Inc., a New York corporation (the "Company"), will be held at 10:00 a.m., local time, on February 28, 1997, at the offices of the Company, 14 Meteor Drive, Etobicoke, Ontario, Canada M9W 1A4, for the following purposes:

                  (a) To elect a seven member Board of Directors to serve until the next Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified;

                  (b) To ratify the Board of Directors' selection of auditors, Ernst & Young, Chartered Accountants; and

                  (c) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         In accordance with the provisions of the Company's By-laws, the Board of Directors has fixed the close of business on January 15, 1997 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                                     By Order of the Board of Directors,

                                     DAVID AUGER, Secretary

           SHAREHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY
              RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID
                                    ENVELOPE.

         It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Annual Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                NTN Canada, Inc.
                                 14 Meteor Drive
                               Etobicoke, Ontario
                                 Canada M9W 1A4
                                 (416) 675-6666

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                February 28, 1997


                                                              January 27, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NTN Canada, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held on February 28, 1997, and at any adjournment thereof (the "Annual Meeting"). Further, solicitation of proxies may be made personally, or by telephone or telegraph, by regularly employed officers and other employees of the Company, who will receive no additional compensation for such. The cost of soliciting proxies will be borne by the Company which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.

         All shares represented at the Annual Meeting by proxies will be voted provided that such proxies are properly signed and dated. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election as directors of the nominees listed below and FOR the ratification of the Board of Directors' selection of auditors.

         Any shareholder executing and returning a proxy has the power to revoke such proxy at any time prior to the voting thereof by: (a) written notice to the Secretary of the Company at the Company's headquarters delivered prior to the commencement of the Annual Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Annual Meeting.

         A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended August 31, 1996 (the "1996 Fiscal Year"), including financial statements, is being mailed concurrently herewith (on or about January 27, 1997) to all shareholders of record at the close of business on January 15, 1997. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

                                VOTING SECURITIES

         Only shareholders of record at the close of business on January 15, 1997 are entitled to vote at the Annual Meeting. The total number of shares of common stock, par value $.0467 per share (the "Common Stock"), of the Company, issued, outstanding and entitled to be voted on the record date was 2,441,617 shares. Each of such shares of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting.(1) In addition, the Company has outstanding 950,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company. In accordance with the terms of the Certificate of Designation by which the Preferred Stock was authorized, holders of Preferred Stock are entitled (after giving effect to the Stock Splits) to three votes for every fourteen shares of Preferred Stock held of record as of the record date for the Annual Meeting. Accordingly, there will be 2,441,617 shares (2,441,617 votes) of Common Stock and 950,000 shares (203,571 votes) of Preferred Stock, or an aggregate of 2,645,188 votes available to be cast at the Annual Meeting. The holders of a majority of the outstanding votes (i.e., 1,322,595 votes) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with the Company's Certificate of Incorporation and By-laws, and applicable law, the election of directors shall be by a plurality of the votes cast; and a majority of votes cast is required for the ratification of the Board of Directors' selection of auditors.

Shares Held By Directors and Named Executive Officers

         Set forth in the table below is information concerning the ownership, as of the close of business on January 15, 1997, of the Common Stock by the Company's directors and Named Executive Officers(2), and all directors and present executive officers as a group.

--------

(1) On August 15, 1996, September 30, 1992, and September 4, 1990, the Company effectuated three-for-two (3:2), one-for-seven (1:7) and one-for-ten (1:10) stock splits, respectively, of the Common Stock (the "Stock Splits"). Throughout this Proxy Statement, all references to shares of Common Stock refer to shares of Common Stock as adjusted to reflect the effectuation of the Stock Splits.

(2) The term "Named Executive Officers" includes all persons who served as Chief Executive Officer of the Company at any time during the Company's fiscal year ended August 31, 1996 (the "1996 Fiscal Year") and the four highest paid individuals whose total compensation exceeded $100,000 for the 1996 Fiscal Year and who were serving as executive officers of the Company at the end of the 1996 Fiscal Year. The only individual meeting this definition is Peter Rona, the President, Chief Executive Officer and Principal Financial and Accounting Officer of the Company.


                                                                 Amount and Nature of               Percent of
Name                                                           Beneficial Ownership (1)             Class (1)
----                                                           ------------------------             ---------
James R. Newell (2).......................................             1,577,701(3)                   51.0%
James Thompson (2)........................................             1,577,701(3)                   51.0
Peter Rona (4)............................................               316,607(5)                   11.5
Adrian P. Towning.........................................                 3,000(6)                    0.1
Daniel C. Downs...........................................                   -0-(6)                    0.0
Douglas Connolly..........................................                   -0-(7)                    0.0
Dale G. Smith.............................................                   -0-(6)                    0.0
All directors and executive officers as a group
         (7 persons)......................................            1,897,308 (8)                   55.6%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) The address for Messrs. Newell and Thompson is c/o NetStar Enterprises Inc., 2225 Sheppard Avenue East - Suite 100, North York, Ontario, Canada M2J 5C2.

(3) Includes the 1,577,701 shares of Common Stock beneficially owned by NetStar Enterprises Inc. ("NetStar"), a wholly owned subsidiary of NetStar Communications Inc. (formerly, Labatt Communications, Inc. ("NetStar Communications")). Mr. Newell is Senior Vice President of Finance and Chief Financial Officer of NetStar Communications and Mr. Thompson is President of both NetStar and TSN The Sports Network, also a wholly owned subsidiary of NetStar Communications. The 1,577,701 shares of Common Stock beneficially owned by NetStar consists of: (a) 925,787 shares held of record by NetStar and (b) 651,914 shares (subject to adjustment) issuable upon exercise of an option (the "NetStar Option") granted pursuant to a Stock Purchase Agreement, dated as of October 4, 1994 (the "NetStar Agreement"), between the Company and NetStar Communications. The NetStar Agreement also grants NetStar the right (the "NetStar Ownership Maintenance Right"), exercisable in the event the Company seeks to issue additional shares of Common Stock or any options, warrants, shares of preferred stock or other rights entitling the holder thereof to acquire Common Stock, to purchase from the Company such additional shares of Common Stock so as to permit NetStar to maintain its then percentage ownership of outstanding Common Stock. The NetStar Option expires on April 4, 1998. The NetStar Ownership Maintenance Right is exercisable as long as NetStar owns any shares of Common Stock. Messrs. Newell and Thompson disclaim any ownership interest, beneficial or otherwise, in the shares of Common Stock presently owned by NetStar or the shares which NetStar has the right to acquire pursuant to the NetStar Option and NetStar Ownership Maintenance Right.

(4) The address for Peter Rona is c/o NTN Canada, Inc., 14 Meteor Drive, Etobicoke, Ontario, Canada M9W 1A4

(5) Includes (a) 192,857 shares of Common Stock issuable upon conversion of the 900,000 shares of Preferred Stock held of record by Anor Management, Ltd. ("Anor") and (b) 123,750 shares issuable upon exercise of options granted to Mr. Rona which are exercisable within the next sixty days. Mr. Rona is the President, sole director and sole shareholder of Anor. Does not include an additional 18,750 shares underlying options which are not exercisable within the next 60 days.

(6) Does not include 1,500 shares of Common Stock issuable upon exercise of options granted to each of Messrs. Towning, Downs and Smith, which options are not exercisable within the next 60 days.

(7) Does not include any of the 196,387 shares which may be issued in lieu of cash payments due under promissory notes payable to two entities controlled by Mr. Connolly. No payments under these promissory notes are due within the next 60 days. [See (b) of "Certain Transactions."]

(8) Includes 968,521 shares issuable upon conversion of the Preferred Stock and the exercise of the options and rights referred to in notes (3) and (5) above.

Shares Held by Certain Other Shareholders

         The following table sets forth, as of the close of business on January 15, 1997, certain information with respect to each person who is known to the Company to be the beneficial owner of more than five (5%) percent of the Common Stock, other than the directors set forth in the Directors and Named Executive Officers Ownership Table above.

                                                                 Amount and Nature of               Percent of
Name and Address                                               Beneficial Ownership (1)             Class (1)
----------------                                               ------------------------             ---------
NetStar Enterprises Inc.
2225 Sheppard Avenue East - Suite 100
North York, Ontario
Canada  M2J 5C2...........................................         1,577,701 (1)                     51.0%

Anor Management Ltd.
c/o  Peter Rona
14 Meteor Drive
Etobicoke, Ontario
Canada M9W 1A4............................................           192,857 (2)                      7.3

(1) Includes (a) 925,787 shares held of record by NetStar and (b) 651,914 shares (subject to adjustment) issuable upon exercise of the NetStar Option granted pursuant to the NetStar Agreement. The NetStar Agreement also grants NetStar the NetStar Ownership Maintenance Right, exercisable so as to permit NetStar to maintain its then percentage ownership of outstanding Common Stock. The NetStar Option expires on April 4, 1998. The NetStar Ownership Maintenance Right is exercisable as long as NetStar owns any shares of Common Stock.

(2) Includes 192,857 shares of Common Stock issuable upon conversion of the 900,000 shares of Preferred Stock held of record by Anor. The 900,000 shares of Preferred Stock have the equivalent voting power of 192,857 shares of Common Stock.

Voting by Directors and Executive Officers

         It is anticipated that the directors and the Named Executive Officers of the Company will vote FOR the nominees to the Board of Directors, (see "Election of Directors") and FOR the ratification of the Board of Directors' selection of auditors (see "Ratification of the Board of Directors' Selection of Auditors"). Such directors and executive officers, and their affiliates, hold 1,121,644 or 42.4% of the votes entitled to be cast at the Annual Meeting.


                              ELECTION OF DIRECTORS

         The individuals named in the enclosed form of proxy will vote, if so authorized, FOR the persons named below as directors of the Company, each of whom has served as a director of the Company for the periods so indicated. Each such person is to be elected to hold office until the next succeeding Annual Meeting of Shareholders and until his successor is duly elected and qualified. Management of the Company is not aware of any reason why any of the nominees will not be able to serve. If a nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may, in their sole discretion, vote FOR such substitute nominee the present Board of Directors may recommend.

                                                                                                Director
Name                        Age        Principal Positions with the Company                       Since
----                        ---        ------------------------------------                     --------
Peter Rona                  50         President, Chief Executive Officer, Principal              1987
                                       Financial and Accounting Officer and Chairman of
                                       the Board of Directors of the Company
David Auger                 46         Secretary of the Company; Director of Corporate            N/A
                                       Development of NTN Interactive Network Inc.
Douglas R. Connolly         43         President of Magic Lantern Communications Ltd.;            1996
                                       Director of the Company
Daniel C. Downs             57         Director of the Company                                    1993
James R. Newell             39         Director of the Company                                    1994
Dale G. Smith               47         Director of the Company                                    1993
James Thompson              54         Director of the Company                                    1997
Adrian P. Towning           52         Director of the Company                                    1994



         Peter Rona has been the President, Chief Executive Officer, Principal Financial and Accounting Officer and a director of the Company since September 1, 1987. He has been President of NTN Interactive Network, Inc. (formerly, NTN Sports, Inc. until 1993), a wholly-owned subsidiary of the Company ("NTNIN"), from 1985 to 1991 and February 1993 to present. Mr. Rona has also been the President, sole director and sole shareholder of Anor Management, Ltd., a personal holding company since 1987.

         David Auger was appointed the Company's Secretary in April 1995. He has been Director of Corporate Development for NTNIN since November 1994. For the eleven years prior to his joining the Company, Mr. Auger acted as a consultant to the Company (June 1993 to October 1994) and others, providing consulting services in developing and marketing interactive programs and technologies to the hotel, hospitality and financial markets.

         Douglas Connolly has been the President and a director of Magic Lantern Communications Ltd. (and its predecessor corporation) ("Magic") since 1985. On October 2, 1996, the Company acquired all of the outstanding stock of Magic. Mr. Connolly also has been President, director and a principal shareholder of Connolly-Daw Holdings Inc. ("Connolly-Daw") (since 1987) and 1199846 Ontario Ltd. (since September 1996), two personal holding companies.

         Daniel C. Downs has been Executive Vice-President (1983 to April 1994), Chief Operating Officer (1983 to October 1996), President (since April 1994) and a director (1985 to present) of NTN Communications, Inc., a developer and distributor of interactive programs. Under a License Agreement, dated March 23, 1990 (the "License Agreement"), between Communications and NTNIN, the Company, through NTNIN, holds the exclusive license to market the products and programs of Communications throughout Canada through December 31, 2015. Mr. Downs was an independent marketing consultant from 1981 to 1983, during which time he also worked on the development of the interactive game QB1. From 1979 to 1981, he served as Executive Vice-President and General Manager of Hollywood Park Race Course. From 1974 to 1979, he served as Executive and General Manager for the Southern California Racing Association at Los Alamitos Race Course.

         James R. Newell is the Senior Vice President of Finance and Chief Financial Officer (October 1993 to present) of NetStar Communications, a company involved in broadcast operations. Mr. Newell was the Assistant Treasurer (1986 to 1987), Treasurer (1987 to 1989) and Vice President of Finance and Chief Financial Officer (1989 to October 1993) of Gandalf Technologies Inc., a manufacturer of data communications products. He was an auditor with KPMG (formerly, Peat Marwick Mitchell), an international firm of chartered accountants from 1980 to 1986. Mr. Newell is currently a director of The Discovery Channel (since March 1995).

         Dale G. Smith has been an officer and part owner of Montebello Farms Inc., the world's second largest breeders of Straight Egyptian Arabian Horses, since 1990. From 1988 to 1990, he was the President of Oden Capital Corporation, a privately owned venture capital company. From 1969 to 1988, he was a member of Deloitte & Touche, certified public accountants, having been elected a partner in 1980.

         James Thompson is the President of NetStar (since November 1996) and President (since June 1994) of TSN The Sports Network ("TSN"), a cable network providing sports, news and entertainment programming throughout Canada. NetStar and TSN are wholly owned subsidiaries of NetStar Communications. Mr. Thompson also served as General Manager (July 1988 to January 1997), Vice-President (July 1988 to June 1994), Vice-President of Programming (January 1986 to July 1988) and Program Director (July 1985 to January 1986) of TSN. Prior to joining TSN, Mr. Thompson was employed for over twenty years by the Canadian Broadcasting Corporation, serving in positions of increasing responsibility up to the level of Executive Producer.

         Adrian P. Towning is a private, independent investor in several companies involved in the communications industry. As a result of his investments, he has served as a director of some of these companies, including Medical Communications Corporation ("MCC") (1994 to July 1996) and Faxcast Broadcasting Corporation (1991 to present), a public traded company on the London Stock Exchange, which owns proprietary technology for the simultaneous broadcasting of data using airwaves, and takes an active part in their management decisions. On May 14, 1996, MCC filed a petition under Chapter 7 of the United States Bankruptcy Code and the Bankruptcy Court appointed a Trustee of MCC on July 11, 1996. On July 16, 1996, MCC was dissolved. From 1983 to 1989, he established and managed Anglo-Massachusetts Investments Incorporated, with offices in Boston and London, which was involved in providing financial advice to Europeans.

         Pursuant to a Designation Agreement, dated as of October 4, 1994, among the Company, NTNIN and NetStar, the Company has granted NetStar the right to designate one-third (1/3) of the members of the Company's Board of Directors as long as NetStar is the owner of at least 20% and not greater than 50% of the outstanding Common Stock. Should NetStar's ownership be at least 10% and less than 20% of the outstanding Common Stock, NetStar would be entitled to designate one-sixth (1/6) of the members of the Company's Board. Further, should NetStar's ownership exceed 50% of the outstanding Common Stock, NetStar shall be entitled to designate one-half (1/2) of the members of the Company's Board. In accordance with the terms of the Designation Agreement, James R. Newell and James Thompson have been designated by NetStar as directors of the Company and the Board of Directors, acting on that designation, has included their names as part of the Board of Directors' slate of nominees for which proxies are being sought by means of this Proxy Statement.

         Pursuant to a Management Agreement, dated October 1, 1996 (the "Magic Management Agreement"), between Magic and Connolly-Daw, Magic recommended that Douglas Connolly be elected as a director of the Company. On November 25, 1996, the Board of Directors of the Company acted on such recommendation by expanding the size of the Board to seven members and elected Mr. Connolly as an additional director to fill the newly created directorship. In accordance with the terms of the Magic Management Agreement, the Board of Directors has nominated Mr. Connolly for a full term as a director of this Company and has included his name as part of the Board of Directors' slate of nominees for which proxies are being sought by means of this Proxy Statement. In addition, the Employment Agreement, dated October 1, 1996 (the "D. Connolly Employment Agreement"), between Magic and Douglas Connolly, which covers the employment term of October 1, 1997 through September 30, 1999, contains a provision under which Magic is to recommend that Douglas Connolly be elected as a director of the Company. It is not known at this time how the Board of Directors will act on such recommendation once the D. Connolly Employment Agreement becomes effective.

Board Committees and Attendance Records

         The Company's Audit and Compensation Committee currently consists of Messrs. James Newell and Dale G. Smith. Neither Messrs. Newell nor Smith are officers or employees of the Company and neither has served in such capacities with the Company in the past.

         During the 1996 Fiscal Year, there were five formal meetings of the Board of Directors of the Company. All of the directors were in attendance at such meetings, with the exception of one absence by Daniel Downs.
Additional Board actions were conducted by unanimous written consent.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
                     ABOVE-LISTED SLATE OF DIRECTOR-NOMINEES


          RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF AUDITORS

         Subject to shareholder ratification, the Board has selected Ernst & Young, Chartered Accountants, as independent auditors for the fiscal year ending August 31, 1997, and until its successor is selected. Ernst & Young has audited the Company's financial statements for the Company's fiscal years ended August 31, 1995 and 1996. No representative of Ernst & Young is expected to be present at the Annual Meeting, and accordingly it will not have an opportunity to make a statement or be available to answer questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
                    BOARD OF DIRECTORS SELECTION OF AUDITORS

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter which is to be presented for action at the Annual Meeting. If any matter other than those described above (i.e., election of directors and ratification of the Board's selection of auditors) does properly come before the Annual Meeting, the individuals named in the enclosed Proxy will, unless indicated otherwise, vote the shares represented thereby in accordance with their best judgment.


                             MANAGEMENT REMUNERATION

General

         The Company compensates its employees and directors in Canadian dollars ("Cdn$"). The amounts provided in the Compensation Table below, along with other disclosures on transactions with the Company's directors and officers, are set forth in U. S. dollars ("US$"). For information concerning the applicable exchange rates, see "Exchange Rates."

Summary Compensation Table

         The following table sets forth information concerning the compensation paid or accrued by the Company during the three years ended August 31, 1996 to the Company's Named Executive Officer.


                                                                                                 Long-Term
                                                                                               Compensation
                                                                                               ------------
                                                            Annual Compensation                   Awards
                                               -------------------------------------------     ------------
                                                                                                Securities
                                 Year Ended                                   Other Annual      Underlying
  Name and Principal Position    August 31,    Salary            Bonus        Compensation        Options
  ---------------------------    ----------    ------            -----        ------------      ----------
Peter Rona, President and Chief     1996     US$115,090        US$10,961        US$3,483            37,500
Executive Officer                   1995        111,674           11,167             -0-            75,000
                                    1994         70,012            7,293             -0-               -0-

         During the three year period ended August 31, 1996, the Company did not grant any restricted stock awards or stock appreciation rights. Additionally, all of the Company's group life, health, hospitalization, medical reimbursement or relocation plans, if any, do not discriminate in scope, terms or operation, in favor of the Named Executive Officer and are generally available to all salaried employees. Further, the Named Executive Officer did not receive, in any of the periods specified in the Summary Compensation Table, perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Executive Officer in the fiscal year in which such benefits were received, and no single type of perquisite or other personal benefits exceeded 25% of the total perquisites and other benefits reported for the Named Executive Officer in the applicable fiscal year.

Option Grants Table

         The following table sets forth (a) the number of shares underlying options granted to the Named Executive Officer during the 1996 Fiscal Year, (b) the percentage the grant represents of the total number of options granted to all Company employees during the 1996 Fiscal Year, (c) the per share exercise price of each option, (d) the expiration date of each option, and (e) the potential realized value of each option based on: (i) the assumption of a five (5%) percent annualized compounded appreciation of the market price of the Common Stock from the date of the grant of the subject option to the end of the option term, and (ii) the assumption of a ten (10%) percent annualized compounded appreciation of the market price of the Common Stock from the date of the grant of the subject option to the end of the option term.

                                                                                            Potential Realized Value at
                                                                                           Assumed Rates of Stock Price
                                                                                           Appreciation for Option Term
                                                                                        -----------------------------------
                                        Percentage of
                     Number of          Total Options
                       Shares            Granted to
                     Underlying         Employees in        Exercise       Expiration
Name              Options Granted        Fiscal Year          Price           Date             5%                10%
----              ---------------        -----------          -----           ----             --                ---
Peter Rona             37,500               33.6%            US$3.50        11/20/00        US$36,262         US$80,129

Options Exercised and Remaining Outstanding

         Set forth in the table below is information, with respect to the Named Executive Officer, as to the (a) number of shares acquired during the 1996 Fiscal Year upon each exercise of options granted to such individual, (b) the aggregate value realized upon each such exercise (i.e., the difference between the market value of the shares at exercise and their exercise price), (iii) the total number of unexercised options held on August 31, 1996, separately identified between those exercisable and those not exercisable, and (iv) the aggregate value of in-the-money, unexercised options held on August 31, 1996, separately identified between those exercisable and those not exercisable.




                                                                                                  Value of Unexercised
                                                            Number of Unexercised               In-the-Money Options at
                                                          Options at August 31, 1996                August 31, 1996
                                                      ----------------------------------   ----------------------------------
                           Shares
                         Acquired on        Value
Name                      Exercise        Realized     Exercisable      Unexercisable        Exercisable      Unexercisable
----                      --------        --------     -----------      -------------        -----------      -------------
Peter Rona                   -0-             -0-         123,750            18,750            US$299,688        US$60,938

Director's Remuneration

         Each director not otherwise a full time employee of the Company is eligible to receive Cdn$500 for each meeting of the Board of Directors or committee thereof which they attend, along with the reimbursement of their reasonable expenses incurred on the Company's behalf. The NetStar designees on the Board declined such compensation in the 1996 Fiscal Year and in previous fiscal years.

         On April 29, 1996, the following directors were awarded five-year options to purchase 1,500 shares of Common Stock each, at $4.67 per share:
Daniel C. Downs, Dale G. Smith and Adrian P. Towning.

Employment Contracts with Named Executive Officers and Others

         Effective September 1, 1994, NTNIN entered into a three-year employment agreement (the "Rona Employment Agreement") with Peter Rona, its President and Chief Executive Officer. Mr. Rona is also the President, Chief Executive Officer, Chief Financial and Accounting Officer and Chairman of the Board of Directors of the Company. NTNIN's obligations under the Rona Employment Agreement have been guaranteed by the Company. Mr. Rona does not receive any compensation from the Company other than pursuant to the Rona Employment Agreement.

         The Rona Employment Agreement provides for an initial base compensation of Cdn$150,000 with annual increases to be subject to review by the Board of Directors, but in no event less than the proportional increase in the Consumer Price Index as published by Statistics Canada, plus a bonus equal to a percentage of the annual base compensation paid to Mr. Rona determined by reference to the excess of NTNIN's actual net income before taxes over specified amounts set forth in the Rona Employment Agreement. The Rona Employment Agreement further provides for the granting to Mr. Rona of stock options at the discretion of the Board of Directors. For the 1996 Fiscal Year, Mr. Rona's base compensation was Cdn$157,500 (US$115,090), as a result of the Board's determination to increase Mr. Rona's compensation in excess of the amount otherwise required under the Rona Employment Agreement pursuant to the applicable increase in the Consumer Price Index; his bonus was Cdn$15,000 (US$10,961), determined in accordance with the terms of the Rona Employment Agreement; and the Board awarded him discretionary stock options to purchase 25,000 shares of Common Stock. Under the terms of the Rona Employment Agreement, if on or prior to August 31, 1996, NTNIN and Mr. Rona failed to extend the term of the Rona Employment Agreement for an additional three year term, NTNIN would have been required to pay Mr. Rona an amount equal to his base compensation and applicable bonus for the period of September 1, 1997 through August 31, 1998. NTNIN and Mr. Rona did not come to an agreement by August 31, 1996 with respect to the extension of the Rona Employment Agreement. However, the Board of Directors and Mr. Rona are in active negotiations with respect to an extension and modification of the Rona Employment Agreement, although no definitive agreement as to the terms of such an extension and modification has been entered into as of the date of this Proxy Statement.

         Pursuant to the Magic Management Agreement, Connolly-Daw has been retained to provide management services to Magic for an eleven month term terminating on August 31, 1997. Connolly-Daw agreed that the management services required by the Magic Lantern Agreement would be provided by Douglas Connolly and Wendy Connolly. Douglas Connolly became a director of the Company on November 25, 1997 and Wendy Connolly is the wife of Mr. Connolly. For its services, Connolly-Daw shall receive compensation in the amount of Cdn$197,450 (US$144,928 on October 1, 1996), inclusive of automotive expenses, plus reimbursement of out-of-pocket expenses and a bonus, not to exceed Cdn$26,813 (US$19,680), to be based upon the actual net income before taxes, if any, of Magic during the term of the Magic Management Agreement.

         Magic also has entered into two separate Employment Agreements, each dated October 1, 1996 (the "Employment Agreements"), with Douglas Connolly and Wendy Connolly. The Employment Agreements each have two year terms commencing on September 1, 1997 and terminating on August 31, 1999, and pursuant to which Mr. and Ms. Connolly shall receive annual base salaries of Cdn$125,000 (US$91,750 at October 1, 1996) and Cdn$70,000 (US$51,380), respectively, together with automotive expenses of Cdn$12,000 (US$8,808) and Cdn$8,400 (US$6,166), respectively. There is a provision in each Employment Agreement for a cost-of-living adjustment to their base salaries for the second year of the term. In addition, under their respective Employment Agreements, Mr. and Ms. Connolly shall each be entitled to a bonus, not to exceed Cdn$50,000 (US$36,700) and Cdn$28,000(US$20,552), respectively (subject to a cost-of living adjustment for the second year of their respective terms), to be based upon the actual net income before taxes, if any, of Magic during each year of the terms of the Employment Agreements. The D. Connolly Employment Agreement further provides for Mr. Connolly to serve as President and Chief Operating Officer of Magic during its term.

         Neither the Company or NTNIN has any other employment agreement in effect with any other executive employee.


                              CERTAIN TRANSACTIONS

         Set forth below is a description of certain transactions between the Company and its directors, executive officers and beneficial owners of five percent or more of the outstanding Common Stock, as well as certain business relationships between the Company and its directors, which occurred or existed in the 1996 Fiscal Year.

         (a) During the 1996 Fiscal Year, both pursuant to the License Agreement and otherwise, the Company paid NTN Communications, Inc. an aggregate Cdn$1,339,263 (US$978,636) as commissions and for equipment purchases and maintenance fees. Under the License Agreement, the Company, through NTNIN, holds the exclusive license to market the products and programs of Communications throughout Canada through December 31. 2015. Daniel C. Downs, a director of the Company, is the President, Chief Operating Officer of NTN Communications, Inc..

         (b) On October 2, 1996, pursuant to a Stock Purchase Agreement, dated October 1, 1996 (the "Magic Lantern Agreement"), the Company, through NTNIN, acquired all of the outstanding stock of Magic. As consideration for the purchase of such stock the Company delivered Cdn$200,000 (US$146,800 on October 1, 1996) and a Non-Negotiable Promissory Note (the "Connolly-Daw Note") in the principal amount of Cdn$703,133 (US$516,099) to Connolly-Daw Holdings Inc.("Connolly-Daw") and a Non-Negotiable Promissory Note (the "1199846 Note") in the principal amount of Cdn$546,867 (US$401,400) to 1199846 Ontario Ltd ("1199846"). The Connolly Note requires principal payments of Cdn$78,133 (US$57,350), Cdn$312,500 (US$229,375) and Cdn$312,500 (US$229,375) on August 31,
1998, 1999, and 2000, respectively. In lieu of such cash payments, the Company has the option to tender payment to Connolly-Daw, and Connolly-Daw has the option to demand payment, in the form of 12,276, 49,097 and 49,096 shares of Common Stock (collectively, the "Connolly-Daw Shares"), respectively. The 1199846 Note requires principal payments of Cdn$312,500 (US$229,375) and Cdn$234,367 (US$172,025) on August 31, 1997 and 1998, respectively. In lieu of such cash payments, the Company has the option to tender payment to 1199846, and 1199846 has the option to demand payment, in the form of 49,097 and 36,821 shares of Common Stock (collectively, the "1199846 Shares"), respectively. Also pursuant to the Magic Lantern Agreement, Connolly-Daw, NTNIN and the Company entered into an Option Agreement, dated October 1, 1996, and 1199846, NTNIN and the Company entered into an Option Agreement, dated October 1, 1996 (together, the "Option Agreements"). Under the terms of the Option Agreements, in the event that either Magic or Mr. Connolly chooses not to extend the term of the D. Connolly Employment Agreement beyond its initial term expiring on August 31, 1999, on or after September 1, 1999 and on or before September 30, 1999, Connolly-Daw and 1199846 shall each have the right to cause the Company to purchase any of the Connolly-Daw Shares or 1199846 Shares, as the case may be, then held by Connolly-Daw or 1199846 at a price equal to 90% of the market value (as defined in the Option Agreements) of such shares (Connolly-Daw having been granted the right in this event to cause acceleration of the September 1, 2000 payment under the Connolly-Daw Note to August 31, 1999) and the Company shall have the right to cause the Connolly-Daw and 1199846 to sell to the Company any of the Connolly-Daw Shares or 1199846 Shares, as the case may be, then held by Connolly-Daw or 1199846 at a price equal to 110% of the market value (as defined in the Option Agreements) of such shares (Connolly-Daw having been granted the right in this event to cause acceleration of the September 1, 2000 payment under the Connolly-Daw Note to August 31,
1999). Douglas Connolly, a director of the Company and President of Magic, is the President and a principal shareholder of both Connolly-Daw and 1199846.

         (c) At the time of the Company's acquisition of Magic, Connolly-Daw was indebted to Magic in the amount of Cdn$160,000 (US$117,440 on October 1, 1996). This indebtedness is represented by a Promissory Note, dated October 1, 1996 (the "Magic Lantern Note"), in the principal amount of such indebtedness. The Magic Lantern Note is due on demand and bears interest, at a specified bank prime rate, payable monthly.


                                 EXCHANGE RATES

         This Proxy Statement contains translations of certain amounts in Canadian dollars ("Cdn$") into United States dollars ("US$") based upon the exchange rate in effect at the end of the period to which the amount relates, or the exchange rate on the date specified. For such purposes, the exchange rate means the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"). These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate. The Noon Buying Rate at the end of each of the five years ended August 31, 1996, the average of the Noon Buying Rates on the last day of each month during each of such fiscal years and the high and low Noon Buying Rate for each of such fiscal year's were as follows:


                                                                      August 31,
                                   --------------------------------------------------------------------------------
                                   1996               1995               1994               1993               1992
                                   ----               ----               ----               ----               ----
At end of period...........     Cdn$1.3685         Cdn$1.3432         Cdn$1.3712         Cdn$1.3208         Cdn$1.1952
Average for period.........         1.3634             1.3742             1.3573             1.2718             1.1726
High for period............         1.3815             1.4193             1.3890             1.3208             1.2048
Low for period.............         1.3401             1.3410             1.3095             1.1943             1.1203

         On January 17, 1997 the Noon Buying Rate was Cdn$1.3399.


             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

         Upon the written request of any shareholder of the Company, as record or beneficial owner, the Company will provide to such shareholder a copy of the Company's Annual Report on Form 10-K for its fiscal year ended August 31, 1996, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to the Corporate Secretary, at the Company's place of business listed above. There will be no charge for the Form 10-K, unless one or more exhibits thereto are requested, in which event the Company's reasonable expenses of furnishing such exhibits may be charged.

                          FUTURE SHAREHOLDER PROPOSALS

         From time to time, shareholders present proposals which may be the proper subject for inclusion in the Company's Proxy Statement and for consideration at its annual meetings of shareholders. To be considered, proposals must be submitted on a timely basis. Proposals for the next Annual Meeting of Shareholders of the Company must be received by the Company no later than September 23, 1997, for inclusion, if proper, in next year's proxy solicitation materials.


                                     GENERAL

         The Company will pay all of the costs of preparing, assembling and mailing the form of Proxy, Proxy Statement and other materials which may be sent to the shareholders in connection with this solicitation, as well as any costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone, telegraph or personal interview for which they will receive no additional remuneration. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them. The Company will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.


                       WHILE YOU HAVE THE MATTER IN MIND,
            PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.


                              BY ORDER OF THE BOARD OF DIRECTORS,

                              Peter Rona, President

                               NTN CANADA, INC.
        REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints PETER RONA and DAVID AUGER, and each of them, proxies with power of substitution and to vote on behalf of the undersigned at the Annual Meeting of Shareholders of NTN CANADA, INC. (the "Company"), to be held at the offices of the Company, 14 Meteor Drive, Etobicoke, Ontario, Canada M9W 1A4, on the 28th day of February, 1997, at 10:00 a.m., local time, and any adjournment(s) thereof, all shares of Common Stock of record in the name of the undersigned as follows, and in their discretion upon such other matters as may properly come before said Annual
Meeting:

   (1) Elect the following nominees as directors for the ensuing year:
  / / FOR all nominees listed below             / /  WITHHOLDING AUTHORITY
      (except as marked to the contrary below)       to vote for all nominees
                                                     listed below

    Douglas R. Connolly   Daniel C. Downs   James R. Newell   Peter Rona
            Dale G. Smith     James Thompson     Adrian P. Towning

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)


-----------------------------------------------------------------------------

(2) Ratification of the selection of Ernst & Young as the Company's independent auditors for the fiscal year ending August 31, 1997:
              [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

       The Board of Directors recommends a vote FOR all of the foregoing.
        UNLESS OTHERWISE SPECIFIED AS ABOVE PROVIDED, THIS PROXY WILL BE
         VOTED "FOR" THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY
                           STATEMENT AND "FOR" ITEM 2.

   PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

                                       Dated:                         , 1997
                                             -------------------------

                                       -------------------------------------
                                                    (Signature)

                                       -------------------------------------
                                                    (Signature)

If stock is held in the name of more than one person, all holders should sign. Sign exactly as name or names appear at left, persons signing in fiduciary capacity should include their title as well.